Founded in 1867...A Mutual Company...P.O. Box 40888, Cincinnati, Ohio 45240

                    ANNUITANT:        John Doe
                    OWNER:            John Doe
                    CONTRACT NUMBER:  012345678
                    CONTRACT DATE:


WE PROMISE to pay the benefits of this contract in accordance with its terms.

LOOK AT THE APPLICATION FORMS. This contract is issued based on payment of the initial premium and the answers in the application (see copy attached). If all answers are not true and complete, this contract may be affected.

PLEASE READ THIS CONTRACT CAREFULLY. This is a legal contract between you and Union Central.

10 DAY RIGHT TO EXAMINE THE CONTRACT. It is important to Union Central that you are satisfied with this contract. You have 10 days after you receive it to review the contract. If you are not satisfied, you may send it back to us or give it to our agent. In such case, this contract will be void from the beginning. We will refund, within 7 days after this contract is returned, any premiums paid.

ALL ACCUMULATION VALUES AND ANNUITY PAYMENTS PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNTS.


            Signed for the Company at Cincinnati, Ohio



        /s/ David F. Westerbeck             /s/John H. Jacobs
            Secretary                          President


            Flexible Premium Deferred Variable Annuity
                         Participating



                                            --------------------------
                                            Licensed Resident Agent


UC 8134

INTRODUCTION
-----------------------------------------------------------------
This is a flexible premium deferred variable annuity. This annuity contract provides that both the accumulation value and annuity payments may be either fixed or variable, or a combination of fixed and variable.

You determine the investment allocation for this annuity. You may allocate your premiums to either the guaranteed account or the variable account, or a combination of these accounts. If you select the guaranteed account, then your accumulation value and annuity payments will be fixed and guaranteed. If you select the variable account, your accumulation value and annuity payments will vary with the investment performance of the separate account's subaccounts.
If you select both the guaranteed and variable accounts, then your values and payments will be fixed in part, and variable in part.

If you select the variable account, then you must allocate premiums among one or more subdivisions of the variable account. These sub-divisions are identified in the contract application and on the schedule page.

CONTRACT INDEX
-------------------------------------------------------------
                                                         Page
Definitions                                               4
Ownership                                                 6
Benefits                                                  6
Premiums                                                  8
Variable Account Provisions                               8
Guaranteed Account Provisions                            11
Transfers                                                11
Surrender Provisions                                     12
Charges and Deductions                                   13
General Provisions                                       14
Payment of Contract Benefits                             16

Schedule Page
-------------------------------------------------------------
Initial Allocation of Net Premiums:        Money Source

Separate Account: Carillon Account

SUBDIVISIONS OF THE VARIABLE ACCOUNT:
[AIM VI CAP APPRECIATION               0]%
[AIM VI GROWTH                         0]
[ALGER AMERICAN LEVERAGED ALLCAP       0]
[ALGER AMERICAN MIDCAP GROWTH          0]
[AM CENTURY VP GROWTH & IN             0]
[AM CENTURY VP VALUE                   0]
[MFS VIT EMERGING GROWTH               0]
[MFS VIT INVESTORS TRUST               0]
[MFS VIT HIGH INCOME                   0]
[MFS VIT NEW DISCOVERY                 0]
[MFS VIT TOTAL RETURN                  0]
[NEUBERGER BERMAN AMT GUARD            0]
[OPPENHEIMER GLOBAL SEC/VA             0]
[OPPENHEIMER MAIN ST/VA                0]
[SCUDDER VSI CAP GROWTH                0]
[SCUDDER VSI INTL                      0]
[SCUDDER VSI MONEY MARKET              0]
[SELIGMAN SMALLCAP VALUE CLASS 2       0]
[SELIGMAN COMM & INFO CLASS 2          0]
[SUMMIT BALANCED INDEX                 0]
[SUMMIT BOND                          25]
[SUMMIT NASDAQ 100 INDEX               0]
[SUMMIT RUSSELL 2000                   0]
[SUMMIT S&P MID CAP 400                0]
[SUMMIT S&P 500 INDEX                  0]
[SUMMIT ZENITH                        25]
[FTVIP TEMPLETON INTL CLASS 2          0]

GUARANTEED ACCOUNT:                  [50]
                                   -------
TOTAL:                               100%

Transfer Charge:
  Current:           [$10]
  Maximum:           $100

Mortality and Expense Charge:
  Current:          [1.00%]
  Maximum:           2.00%

Administration Fee:

  Current:          [0.25%]
  Maximum:           0.25%
  Contract Fee for any full or partial year:   $30.00

Guaranteed Account Guaranteed Minimum Interest Rate:   3.00%



Annuitant:   John Doe   Contract Number:   012345678
Owner:       John Doe   Maturity Date:
Joint Owner:    N/A     Contract Date:


UC 8134       - 3 -

Schedule Page
-------------------------------------------------------------
Surrender Charge:

We impose a surrender charge on certain early surrenders. The amount of the surrender charge is a percentage of the amount withdrawn and is set forth below.

Contract       Surrender Charge
  Year            Percentage
  [  1               7%  ]
  [  2               7%  ]
  [  3               6%  ]
  [  4               5%  ]
  [  5               4%  ]
  [  6               3%  ]
  [  7               2%  ]
  [  8               1%  ]
  [  9 AND ABOVE     0%  ]

Partial surrenders totaling not more than 10% of the accumulation value may be made each contract year without a surrender charge being imposed. In no event will the cumulative total of all surrender charges exceed 9% of premiums.









Annuitant:     John Doe        Contract Number:     012345678
Owner:         John Doe        Maturity Date:
Joint Owner:   N/A             Contract Date:


UC 8134                                -3A-

DEFINITIONS
---------------------------------------------------------------------------
ACCUMULATION        Means the period before the maturity date and during
PERIOD              the lifetime of the annuitant.

ACCUMULATION        Means a unit of measure that is used to calculate
UNIT                the value of your interest in the separate account (SA)
                    before the maturity date.

ACCUMULATION        Means the sum of the values of the guaranteed account and
VALUE               the variable account credited to this contract.

ANNUITANT           Means the person(s) whose life is used to determine the
                    duration of any annuity payments involving life
                    contingencies.  The annuitant is named in the application
                    and on the schedule page.

ANNUITY UNIT        Means a unit of measure that is used to calculate
                    variable annuity payments.

BENEFICIARY         Means the person(s) designated by you to receive the
                    death benefits from this contract upon your death.

CALCULATION DATE    Means a date not more than 10 business days prior to the
                    maturity date.

CONTRACT YEAR       Means a period of 12 consecutive months beginning on the
                    contract date or any anniversary thereafter.  The
                    contract date is shown on the schedule page.

DUE PROOF           Means one of the following:
OF DEATH            1. A certified copy of a death certificate;
                    2. A certified copy of a decree of a court of competent
                       jurisdiction as to the finding of death;
                    3. A written statement by a medical doctor who attended
                       the deceased; and
                    4. Any other proof satisfactory to us.

FIXED ANNUITY       Means an annuity with payments fixed throughout the
                    annuity payment period.

GUARANTEED          Means this contract's value which is held by The Union
ACCOUNT             Central Life Insurance Company other than those in its
                    separate accounts (SA).

HOME OFFICE         Means the home office of The Union Central Life Insurance
                    Company which is: 1876 Waycross Road (P.O. Box 40888),
                    Cincinnati, Ohio  45240.

MATURITY DATE       Means the date on which annuity payments will begin. This
                    date shall be the annuitant's 95th birthday unless an
                    earlier date is chosen by you.

NOTICE Means information we have received at our home office which is written, is signed by you, and is acceptable to us.

PORTFOLIO OR        Means a separate portfolio of one of the mutual funds in
FUND PORTFOLIO      which separate account (SA) invests through its
                    subaccounts, or  its successors and assigns.

SCHEDULE PAGE       Means the contract schedule page, or the supplemental
                    contract schedule page most recently sent to you by us.

SEPARATE ACCOUNT    Means the Carillon Account of The Union Central Life
("SA")              Insurance Company.  The separate account is divided into
                    several subaccounts.


John Doe
012345678

UC 8134                            -4-

SUBACCOUNT(S)       Means one or more of the subaccounts of the SA.  Each
                    subaccount is invested in a different fund portfolio.

SUBDIVISION         Means the portion of your variable account which is
                    invested in a specific subaccount.

VARIABLE ACCOUNT    Means this contract's value which is invested in one or
                    more subaccounts of the SA.

VARIABLE ANNUITY    Means an annuity with payments which:  (1) are not
                    predetermined or guaranteed as to dollar amount; and
                    (2) vary in amount in relation to the investment
                    experience of one or more specified subaccounts.

WE AND YOU          "We," "us," or "our" means The Union Central Life
                    Insurance Company.  "You" or "your" means the owner
                    of this contract.





John Doe
012345678

UC 8134                                -5-

OWNERSHIP
--------------------------------------------------------------------

GENERAL The owner of this contract shall be the person so named in the application or the latest change filed with us.

CHANGE OF           Prior to the maturity date, you may assign the ownership
OWNERSHIP           of this contract by providing notice.

CHANGE OF           Prior to the maturity date, you may name a new annuitant.
ANNUITANT           Such change must be made by written notice in a form
                    acceptable to us and received at our home office.

BENEFITS
---------------------------------------------------------------------
ANNUITY BENEFITS    We will pay an annuity benefit to the annuitant, if
                    living, on the maturity date.  Annuity benefits will
                    begin on the maturity date and continue while the
                    annuitant is living, with monthly payments guaranteed
                    for 10 years, unless you elect a different annuity
                    option at least 30 days before the maturity date. If
                    you die after the annuity benefits have begun, the
                    entire remaining interest will continue to be dis-
                    tributed to the annuitant, if you are not also the
                    annuitant, at least as rapidly as under the annuity
                    option being used as of the date of your death. If you
                    are the annuitant, we will continue to pay the
                    beneficiary, if a benefit is payable to a beneficiary.

                    We may pay the accumulation value on the maturity date in one lump sum if it is less than $5,000. We may change the payment frequency to quarterly, semiannually or annually if the first monthly annuity payment would be less than $50.

                    At least 30 days before the maturity date you must
                    select how the accumulation value will be used to
                    provide the annuity benefit.  Any election must be
                    written in a form satisfactory to us and received at
                    our home office.   If you do not so select how you
                    wish settlement to be effected, we will provide a
                    fixed annuity.

                    If a variable annuity is used, subsequent annuity benefit payments will vary based on the investment experience of the subaccount(s) used to effect the annuity. The method used to calculate the amount of subsequent payments is described in the Variable
                    Annuity Payments provision.

DEATH BENEFITS      Notwithstanding any provision to the contrary, death
                    benefits shall always be made in accordance with the
                    distribution requirements of the Internal Revenue Code
                    for annuity contracts.

                    If the death benefit is paid before the maturity date, the death benefit will be the greater of : (a) the accumulation value on the date that due proof of death is received; or (b) the sum of all premiums paid, less any amounts deducted in connection with partial surrenders.




John Doe
012345678

UC 8134                               -6-

                    Death of Owner.   If you are an owner and if you die
                    before the maturity date, the following will apply:

                    1. If your spouse is not the beneficiary, the death benefit will be paid to the named beneficiary:
                       a. upon written request it may be paid under any
                          option listed in the Payment of Contract
                          Benefits section of this contract over a period not exceeding the beneficiary's life expectancy. If the death benefit is paid in installments, the first installment payment must be made no later than one year after the date of your death; or
                       b. in a single sum. The beneficiary has the option
                          to elect to receive the single sum any time within five years after the date of your death.

                    2. If your spouse is the beneficiary, your spouse may elect, by a written request to us, one of the following options:

                       a. to continue this contract as the owner; or
                       b. to receive the death benefit under any option
                          listed in the Payment of Contract Benefits section of this contract over a period not exceeding the beneficiary's life expectancy.
                          If the death benefit is paid in installments, the first installment payment must be made no later than one year after the date of your death; or
                       c. to receive the death benefit in a single sum.
                          Your spouse may elect to receive the single sum any time within five years after the date of your death.

                    If none of these options is elected by your spouse within 45 days after we receive due proof of death, option a. above shall apply.

                    3. If no beneficiary is living or if no beneficiary has been named, at the date of your death, the death benefit will be paid in a single sum to the executor or administrator of your estate within five years after the date of your death.

                    Joint Owners. If this contract is owned jointly, the death of the first joint owner shall be treated as the death of the owner.

                    Death of Annuitant before the Maturity Date. If you, the owner, are a different person from the annuitant, and the annuitant dies during your lifetime and before the maturity date, you will be treated as the annuitant.
                    If you are not a natural person, and the annuitant dies before the maturity date, we will pay the death benefit to you in a single sum. You have the option to elect to receive the single sum any time within five years of the death of the annuitant.

                    Death of Annuitant on or after the Maturity Date. If the annuitant dies on or after the maturity date, the death benefit, if any, will depend on the annuity option in effect on the date of the annuitant's death.

                    Death of Beneficiary. Unless otherwise provided, if any beneficiary dies before, at the same time as, or within 30 days after your death, that beneficiary will be treated as if their death occurred before yours.

John Doe
012345678

UC 8134	                    -7-

PREMIUMS
---------------------------------------------------------------------------
GENERAL             All premiums under this contract are payable at our home
                    office or such other place as we may designate.

                    No premium may be paid under this contract unless it is at least $50. Premiums may be paid at any time.
                    The amount of the premium may be increased or decreased any time subject to the $50 minimum and a maximum of $10,000 per contract year. We may waive the $10,000 per year maximum, but waiver in one instance does not constitute waiver for additional premiums.

NET PREMIUM         The net premium is the premium less any premium tax.

ALLOCATION OF       You determine the allocation of the net premiums
NET PREMIUM         between the guaranteed account and the variable account.
                    You may allocate the net premiums totally to the
                    guaranteed account, totally to the variable account or
                    partially to both accounts.  The minimum amount of any
                    net premium that you can allocate to the guaranteed
                    account or any subdivision of the variable account is
                    $10.

                    If you allocate a part or all of your premiums to the variable account, then you will further allocate that portion of your premiums among one or more subdivisions of the variable account. To the extent that you allocate premiums to the variable account, your accumulation value will be subject to the investment experience of the SA.

                    Premiums that you allocate to the guaranteed accoun will be guaranteed a minimum value. We will credit interest to amounts allocated to the guaranteed account at a rate of at least the guaranteed interest rate as shown on the schedule page, compounded annually. We may credit a higher rate of interest to such amounts, but we are not required to do so.

                    When we receive the premiums, the net premiums will be allocated in accordance with the net premium allocation percentages shown in the application or as of the most recent change of allocation received from you. No allocation will be made prior to the contract date. You may change the allocation of subsequent premiums at any time, without charge, by giving us written notice.

VARIABLE ACCOUNT PROVISIONS
-----------------------------------------------------------------------------
SEPARATE ACCOUNT    The separate account is shown on the schedule page.
                    It is a unit investment trust registered with the
                    Securities and Exchange Commission under the Investment
                    Company Act of 1940.  It is established under the laws
                    of Ohio.  The assets in the separate account are kept
                    separate from our general assets and assets of other
                    separate accounts.

SUBACCOUNTS         The separate account is divided into subaccounts, each
                    of which invests in a different portfolio.

John Doe
012345678

UC 8134                          -8-

CREDITING OF        We will credit net premiums allocated to the
ACCUMULATION        variable account in the form of variable accumulation
UNITS               units.  The number of variable accumulation units to
                    be credited to this contract for each subdivision of
                    the variable account will be determined by dividing
                    the net premium allocated to each subdivision of the
                    variable account by the accumulation unit value for
                    the corresponding subaccount as of the end of the
                    valuation period during which the premium is received.
                    In the case of the initial premium, accumulation units
                    will be credited on the later of these dates:

                    1. the contract date; or
                    2. the date we receive the premium.

                    Accumulation units are credited when amounts are transferred into a subaccount. Accumulation units are deducted when the charges and deductions are assessed or when amounts are partially surrendered or transferred, including transfer charges, out of a subaccount.

VARIABLE ACCOUNT    At any time prior to the maturity date, the variable
                    account of this contract equals the sum for all
                    subdivisions of the variable account of (1) times (2)
                    where:

                    1. equals the number of accumulation units credited
                       to a subdivision of the variable account; and
                    2. equals the value of the appropriate accumulation
                       unit.

VALUATION DATE      A valuation date is any date on which the New York
AND VALUATION       Stock Exchange is open for trading and we are open
PERIOD              for business.  The assets of each subaccount will be
                    valued on each valuation date.  A valuation period
                    is a period beginning with the close of the New York
                    Stock Exchange on a valuation date and ending at the
                    close of the New York Stock Exchange for the next
                    valuation date.

ACCUMULATION        The value of a variable accumulation unit for each
UNIT                subaccount was arbitrarily set at $10 when funds were
                    first credited to the respective subaccount.  The
                    variable accumulation unit value for any subsequent
                    valuation period is determined by multiplying the
                    variable accumulation unit value for the immediately
                    preceding valuation period by the "net investment
                    factor" for the valuation period for which the value
                    is being determined.  The value of a variable
                    accumulation unit may increase or decrease from one
                    valuation period to the next.

NET INVESTMENT      The net investment factor is an index that measures
FACTOR              the investment performance of a subaccount from one
                    valuation period to the next.  The net investment
                    factor for each subaccount for any valuation period
                    is determined by dividing (1) by (2) and subtracting
                    (3) from the result, where:

                    1. is the net result of:
                       a. the net asset value per share of a portfolio
                          share held in the subaccount determined as of
                          the end of the current valuation period, plus
                       b. the per share amount of any dividend or capital
                          gain distributions made by the portfolio on
                          shares held in the subaccount if the "exdividend" date occurs during the current valuation period, plus or minus

John Doe
012345678

UC 8134                        -9-

                       c. a per share charge or credit for any taxes
                          incurred by or reserved for in the subaccount, which is determined by us to have resulted from the maintenance of the subaccount; and
                    2. is the net result of:
                       a. the net asset value per share of a portfolio
                          share held in the subaccount determined as of the end of the immediately preceding valuation period (adjusted for an "exdividend"), plus or minus
                       b. the per share charge or credit for any taxes
                          reserved for the immediately preceding valuation period; and
                    3. is a factor representing the charges deducted from
                       the subaccounts on a daily basis for administrative expenses and mortality and expense risks. Such factor is equal on an annual basis to the amount shown on the schedule page.

VARIABLE ANNUITY    The amount of the first variable annuity payment is
PAYMENT             determined by applying the variable account accumulation
                    value of your contract, measured as of the calculation
                    date (minus any applicable premium taxes), to the
                    appropriate Option Table contained in this contract.
                    This is done separately for each subdivision of the
                    variable account. We will determine subsequent payments
                    by dividing the first payment derived from each
                    subdivision of the variable account by the annuity
                    unit value determined as of the calculation date. This
                    number of annuity units is then multiplied by the
                    annuity unit value for each subsequent determination
                    date which is a uniformly applied date not more than
                    10 business days before payment is due.

ANNUITY UNIT        The value of an annuity unit for each subaccount was
VALUE               arbitrarily set at $10 when funds were first credited
                    to the respective subaccount. Subsequently, the value
                    of an annuity unit in each subaccount for any valuation
                    period is determined as follows:

                    (a) the net investment factor for each subaccount for
                        the valuation period for which the annuity unit value is being calculated is multiplied by the value of the annuity unit on the preceding valuation date; and
                    (b) the result is adjusted to compensate for the
                        interest rate assumed in the Option Tables used to determine the first variable annuity payment.

                        The dollar value of annuity units may change from one valuation period to the next.

ADDITION,           We reserve the right, subject to compliance with
DELETION, OR        applicable law, to make additions to, deletions
SUBSTITUTION OF     from, or substitution for the portfolio shares that
INVESTMENTS         are held by the separate account or that the
                    separate account may purchase.  We reserve the right
                    to eliminate the shares of any of the eligible
                    portfolios and to substitute shares of another
                    portfolio, or of another open-end, registered
                    investment company, if the shares of an eligible
                    portfolio are no longer available for investment,
                    or if in our judgment further investment in any
                    eligible portfolio should become inappropriate in
                    view of the purposes of the separate account.  We
                    will not substitute any shares attributable to your
                    interest in a subaccount without notice to you and
                    prior approval of the Securities and Exchange
                    Commission, to the extent required by the Investment
                    Company Act of 1940.  Nothing contained herein shall
                    prevent the separate account from purchasing other
                    securities for other series or classes of policies,
                    or from effecting a conversion between series or
                    classes of policies on the basis of requests made
                    by owners.

John Doe
012345678

UC 8134                        -10-

                    We reserve the right to establish additional subaccounts, each of which would invest in a new portfolio, or in shares of another open-end investment company. We also reserve the right to eliminate existing subaccounts.

                    In the event of any such substitution or change, we may, by appropriate endorsement, make such changes in this and other policies as may be necessary or appropriate to reflect such substitution or change.
                    If deemed by us to be in the best interest of persons having voting rights under the policies, the separate account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under such Act in the event such registration is no longer required.

                    The investment contract of the separate account will not be changed without the approval of the Insurance
                    Commissioner of the State of Ohio. If required, the approval process is on file with the Commissioner of the state in which this contract is issued.

GUARANTEED ACCOUNT PROVISIONS
--------------------------------------------------------------------------
GUARANTEED          The guaranteed account of your contract at any time
ACCOUNT             equals:

                    1. the total of all net premiums allocated to the
                       guaranteed account; plus
                    2. the total of all amounts transferred to the
                       guaranteed account from the variable account; minus
                    3. the total of all amounts transferred from the
                       guaranteed account to the variable account
                       (including the transfer fee); minus
                    4. the total of all partial surrenders from the
                       guaranteed account (including any surrender charges); plus
                    5. interest.

GUARANTEED          The guaranteed interest rate used in the calculation
ACCOUNT INTEREST    of the guaranteed account is found on the schedule
RATE                page.  Interest in excess of the guaranteed rate may
                    be used in the calculation of the guaranteed account
                    at such increased rates and in such a manner as we
                    may determine.

FIXED ANNUITY       We guarantee the amount of fixed annuity payments.
PAYMENTS            The payment amount depends only on the annuity option
                    elected, the age (and possibly sex) of the annuitant,
                    and the amount applied to purchase the fixed annuity,
                    in accordance with the Option Tables contained in the
                    contract.

TRANSFERS
------------------------------------------------------------------------
TRANSFERS BEFORE    Before the maturity date you may transfer amounts
MATURITY DATE       between the guaranteed account and subdivisions of
                    the variable account or among subdivisions. Transfers
                    from subdivisions of the variable account will be
                    made based on the accumulation unit values at the end
                    of the valuation period during which we receive the
                    request for transfer.  You must transfer at least
                    $300 or, if less, the entire amount in the guaranteed
                    account or a subdivision each time you make a transfer.
                    If after the transfer the amount remaining in the
                    guaranteed account or any subdivision of the variable

John Doe
012345678

UC 8134                -11-

                    variable account from which the transfer is made is
                    less than $25, then we will transfer the entire
                    amount instead of the requested amount.  A transfer
                    charge  as shown on the schedule page will be imposed
                    for each transfer.   The charge will be deducted from
                    the account from which the transfer is made.

TRANSFERS AFTER     After annuity payments have been made for at least 12
MATURITY DATE       months, you may, no more than once each 12 months,
                    change all or part of the investment upon which your
                    annuity payments are based from one subaccount to
                    another.  After your death, the annuitant assumes
                    this right.  To do this, we will convert the number
                    of annuity units being changed to the number of
                    annuity units of the subaccount to which you are
                    changing so as to result in the next annuity payment
                    being of the same amount that it would have been
                    without the change.  After that, annuity payments
                    will reflect changes in the values of your new
                    annuity units.  You must give us notice at least
                    30 days before the due date of the first annuity
                    payment to which the change will apply.

                    No transfers may be made with respect to fixed annuity
                    payments.
SURRENDER PROVISIONS
------------------------------------------------------------------------
PAYMENT OF          You may totally or partially surrender the contract
SURRENDERS          and receive all of the accumulation value at any time
                    before the earlier of the death of the annuitant or
                    the maturity date, by sending us a written request.
                    We will pay all surrenders from the variable account
                    within seven days of receipt of the written request,
                    subject to postponement for any period during which
                    the New York Stock Exchange is closed for trading
                    (except for normal holiday closing) or when the
                    Securities and Exchange Commission has determined
                    that a state of emergency exists. We reserve the right
                    to postpone surrenders from the guaranteed account for
                    up to six months after we receive the request.

TOTAL SURRENDERS    If you are totally surrendering the contract, we will
                    deduct the surrender charge, if applicable, and the
                    administration fee from the amount paid.

PARTIAL SURRENDER   If you are partially surrendering the contract, you
                    should specify the amounts that should be withdrawn
                    from the guaranteed account or each subdivision of
                    the variable account.  If you do not so specify, the
                    requested amount will be withdrawn from the guaranteed
                    account and each subdivision of the variable account
                    in which you have an interest, in the same proportion
                    that your interest therein bears to the accumulation
                    value.  You may pre-authorize periodic surrenders by
                    entering into a separate agreement with us.  Under
                    this agreement, you may withdraw part of your
                    accumulation value at a regular interval chosen by
                    you.  You may choose to withdraw a level dollar amount
                    or a percentage of your accumulation value.  If you
                    choose the latter, the accumulation value for the first
                    year you choose to make these withdrawals is set on the
                    date we approve your request.  In later years, the
                    accumulation value is set on the first day of the
                    contract year.  These surrenders may be subject to the
                    10% federal tax on early withdrawals.  We will deduct
                    the surrender charge, if applicable, from the
                    accumulation value remaining after the payment of the
                    requested amount.


John Doe
012345678

UC 8134                     -12-

FREQUENCY AND       You may make as many partial surrenders as you wish.
AMOUNT OF           Any surrender from the guaranteed account or a
SURRENDERS          subdivision of the variable account must be at least
                    $100 or the entire balance of the guaranteed account
                    or subdivision of the variable account.  If, after
                    the surrender (and deduction of any surrender charge),
                    the amount remaining in the guaranteed account or a
                    subdivision is less than $25, then we may consider
                    the surrender request to be a request for surrender
                    of the entire amount held in the guaranteed account
                    or subdivision.  If a partial surrender would reduce
                    the accumulation value to less than $100, then we may
                    treat the partial surrender request as a total
                    surrender of the contract.
CHARGES AND DEDUCTIONS
-------------------------------------------------------------------------
MORTALITY AND       To compensate us for assuming the mortality and
EXPENSE RISK        expense risks, we deduct from the variable account
CHARGE              a charge each valuation period.  The current charge
                    is shown on the schedule page as is the maximum
                    effective annual rate that can be charged.  We will
                    deduct the charge from each subdivision of the
                    variable account in the same proportion that the
                    value of each subdivision bears to the variable
                    account.

SURRENDER CHARGE    A surrender charge is imposed on total and partial
                    surrenders other than those made pursuant to the death
                    of the annuitant or upon annuitization under the
                    contract.  The amount of the charge and the period
                    for which it will be assessed are shown on the schedule
                    page.

ADMINISTRATION      During the accumulation period we deduct an annual
FEE                 administration fee of $30 as partial compensation for
                    the cost of providing and/or purchasing certain
                    administrative services.  The fee is not imposed
                    during the annuity period.

                    The administrative fee is deducted on the anniversary date. It is withdrawn from the guaranteed account or any subdivision of the variable account in which you have an interest, in proportion to their value. If the contract is totally surrendered on any date other than the last day of any contract year, we will deduct the full amount of the administrative fee from the amount paid.

                    We also deduct from the variable account a charge each valuation period at an effective annual rate of .25% to partially defray the expenses of maintaining the contract.

TAXES We will charge certain taxes against your premiums, accumulation value, or annuity payments, when incurred.
                    These taxes include any premium taxes or other taxes levied by any government entity which we, in our sole discretion, determine have resulted from:
                    1. the establishment or maintenance of the variable
                       account; or
                    2. from the investment experience of the variable
                       account; or
                    3. from the receipt by us of the premium; or
                    4. from the issuance of this contract, or
                    5. from the commencement or continuance of annuity
                       payments under this contract.

John Doe
012345678

UC 8134                        -13-

GENERAL PROVISIONS
-----------------------------------------------------------------------
ENTIRE CONTRACT     This contract is a legal contract that you have
                    entered into with us.  The entire contract consists
                    of this contract, any endorsements, schedule pages,
                    amendments, and the  attached copy of the application
                    and supplemental applications.  Any change in the
                    contract must be written and signed by our President,
                    one of our Vice Presidents, our Secretary or Assistant
                    Secretary.  No agent or person other than the above-
                    named has the authority to change or modify this
                    contract or waive any of its provisions. Words that
                    can be interpreted as singular or plural shall mean
                    both singular and plural.

BENEFICIARY         The primary and any contingent beneficiaries of this
                    contract are named in the application.  If changed,
                    the beneficiary is as shown in the latest change.
                    Unless the beneficiary designation provides otherwise,
                    any death benefits will be divided equally among
                    beneficiaries of the same class.  The contingent
                    beneficiary will receive the death benefits if no
                    primary beneficiary is living at the time of the event
                    giving rise to the benefit payment.  Prior to the
                    maturity date, if no beneficiary survives you, your
                    estate will be the beneficiary.  The interest of any
                    beneficiary is subject to that of any assignee.

CHANGE OF           You may change the beneficiary, unless an irrevocable
BENEFICIARY         designation has been made.  Any such change must be
                    made by written notice in a form acceptable to us and
                    received at our home office.  If you die after the
                    maturity date, the annuitant may change the beneficiary
                    unless an irrevocable designation has been made.

CHANGE IN           Prior to the maturity date, you may change the maturity
MATURITY DATE       date by written request at least 30 days before the
                    previously specified maturity date.  After the election,
                    the new maturity date will become the maturity date.

ASSIGNMENT          You may assign this contract.  No assignment will be
                    binding on us unless it is written in a form acceptable
                    to us and received at our home office.  We will not be
                    responsible for the validity of any assignment.  We will
                    not be liable for any payments we make or actions we take
                    before we receive notice of an assignment.

CLAIMS OF           Any accumulation value, before paid, under this
CREDITORS           contract, will not be subject to the claims of a
                    beneficiary's creditors, except as required by law.

MISSTATEMENT AND    We may require proof of age, sex, or survival of any
PROOF OF AGE, SEX   person upon whose age, sex, or survival any payments
OR SURVIVAL         depend.

                    If the age or sex of the annuitant has been misstated, the benefits will be those which the premiums would have provided for the correct age and sex. If we have made incorrect annuity payments, we will adjust future payments. The adjustments will reflect any overpayment or underpayment.



John Doe
012345678
UC 8134                        -14-

DIVIDEND As long as this contract is in force, you will receive any dividends declared by us. It is anticipated that no dividends will be declared.

                    You have these options:
                    1. take the dividends in cash; or
                    2. use the dividends to be credited as additional
                       accumulation units with respect to the variable account or added to the guaranteed account.

                    You may choose either option or change options by notice to us. If none is chosen, the second option will be used.

REPORTS             At least once a year we will send you a report showing:

                    1. the accumulation unit value as of the beginning date
                       of the report;
                    2. the accumulation unit value as of the ending date of
                       the report;
                    3. the total number of accumulation units as of the
                       ending date of the report;
                    4. the value of the guaranteed account and/or each
                       subdivision of the variable account on the beginning date of the report;
                    5. the value of the guaranteed account and/or each
                       subdivision of the variable account on the ending date of the report; and
                    6. the gain or loss for each subdivision of the
                       variable account and/or the guaranteed account.

                    For the column headings within the report, the accumulation unit is referred to as "unit."

INSULATION          The assets of SA are not chargeable with liabilities
                    arising out of any other business we may conduct.

OWNERSHIP OF        We shall have exclusive and absolute ownership and
ASSETS              and control of our assets, including the assets of SA.

MODIFICATION        We may not modify this contract without your consent
OF CONTRACT         except:

                    1. to make the contract meet the requirements of the
                       Investment Company Act of 1940;
                    2. to make the contract comply with any changes in the
                       Internal Revenue Code; or
                    3. as required by any other applicable law in order to
                       continue treatment of the contract as an annuity.

INCONTESTABILITY    We cannot contest this contract after it has been in
                    force during the lifetime of the annuitant for a period
                    of two years from the date of issue.


John Doe
012345678

UC 8134                         -15-

WAIVER OF           Notwithstanding the surrender charge described on
SURRENDER           the contract schedule page, the surrender charge will
CHARGES             be waived in the event (1) or (2) below:

                    (1) You become confined in a qualified institution for
                        a period of at least 30 consecutive days after the contract date, subject to the following:

                       (a) You must be a natural person (not a Trust,
                           Corporation, or other legal entity).
                       (b) You must have been an owner of this contract
                           continuously since the contract date.
                       (c) You were not confined in a qualified institution
                           at any time during the 60 day period just prior to the contract date.
                       (d) We receive a written request for a full or partial
                           surrender along with due proof of confinement within 12 months following such confinement.
                       (e) A "qualified institution" means any licensed
                           hospital or licensed skilled or intermediate care nursing facility at which:
                           (i) medical treatment is available on a daily basis; and
                           (ii) daily medical records are kept for each
                                patient.

                    (2) You acquire a terminal illness after the contract
                        date, subject to the following:
                       (a) You must be a natural person (not a Trust,
                           Corporation, or other legal entity).
                       (b) You must have been an owner of this contract
                           continuously since the contract date.
                       (c) You Must have less than 12 months to live.
                       (d) We must receive a written statement for full or
                           partial surrender together with a certificate
                           from your attending physician  stating your life
                           expectancy and any other proof we may require.
                       (e) "Physician" means a medical doctor licensed in
                           the United States who:
                           (i)  is operating within the scope of that
                                license; and
                           (ii) is not the owner and is not related to the
                                owner.
PAYMENT OF CONTRACT BENEFITS
----------------------------------------------------------------------------
GENERAL             Annuity benefits under this contract are payable in
                    accordance with the Option Tables given below or under
                    such other annuity options as we may agree to.

ALTERNATE           Instead of an annuity in accordance with the Option
ANNUITY OPTIONS     Tables given below, you may choose an alternate type
                    of fixed annuity payment.  Such alternate annuity
                    option shall be based on rates at least as favorable
                    as those for fixed dollar single premium immediate
                    annuities being issued by us on the maturity date.
                    They may only be elected within 30 days before that date.

John Doe
012345678

UC 8134                       -16-

DESCRIPTION OF      Option 1:  Life Annuity
ANNUITY OPTIONS
                    (a) Nonrefund. We will make payments during the
                        lifetime of the annuitant.  No payments are due
                        after the death of the annuitant.

                    (b) 5-Years Certain.  We will make payments for 5
                        years and after that during the lifetime of the annuitant. No payments are due after the death of the annuitant or, if later, the end of the 5-year period certain.

                    (c) 10-Years Certain.  We will make payments for 10
                        years and after that during the lifetime of the annuitant. No payments are due after the death of the annuitant or, if later, the end of the 10-year period certain.

                    (d) Installment Refund.  We will make payments for a
                        period certain and after that during the lifetime of the annuitant. No payments are due after the death of the annuitant or, if later, the end of the period certain. The number of period certain payments is equal to the amount applied under this Installment Refund Option divided by the amount of the first annuity payment; provided, however, that the amount of the final period certain payment shall be multiplied by that part of the preceding quotient which is not an integer.

                    Option 2:  Joint and Survivor Life Annuity

                    (a) Joint and Survivor Nonrefund.  We will make payments
                        during the joint lifetime of the annuitant and contingent annuitant. Payments will then continue during the remaining lifetime of the survivor of them. No payments are due after the death of the last survivor of the annuitant and contingent annuitant.

                    (b) Joint and Survivor with 10-Years Certain.  We will
                        make payments for 10 years and after that during the joint lifetime of the annuitant and contingent annuitant. Payments will then continue during the remaining lifetime of the survivor of them. No payments are due after the death of the survivor of the annuitant and contingent annuitant or, if later, the end of the 10-year period certain.


John Doe
012345678

UC 8134                    -17-



        Flexible Premium Deferred Variable Annuity
                     Participating


UC 8134